UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported November 1, 2006)

CARAUSTAR INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

North Carolina	0-20646	58-1388387
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 Austell Powder Springs Road, Suite 300 Austell, Georgia	30106-3227
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (770) 948-3101

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

As more fully discussed below in Item 4.02, on November 3, 2006, the Company issued a press release announcing that the second quarter 2006 results will be restated to reflect an additional $12.2 million impairment of fixed assets related to the Company’s coated recycled paperboard operations which were classified as held for sale beginning December 31, 2005.

Item 4.02 (a)	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

(a)	On November 3, 2006, the Company issued a press release, attached hereto as Exhibit 99.1, announcing that it will restate its previously issued second quarter financial statements to reflect an additional impairment of fixed assets related to the Company’s coated recycled paperboard operations which were classified as held for sale beginning December 31, 2005. On November 1, 2006, the Company’s management and the Audit Committee of its board of directors concluded that the three and six-month periods operating results included in the Company’s June 30, 2006 quarterly report on Form 10-Q should not be relied upon and that the Company should restate its results for the three and six-month periods ended June 30, 2006.

As mentioned above, the Company classified three coated recycled paperboard mills as held for sale beginning December 31, 2005. As of December 31, 2005 and March 31, 2006, the Company evaluated the need to record impairment charges on the coated recycled paperboard asset disposal group by comparing the total expected net proceeds of the three coated mills with the net book value of the three mills since the mills were expected to be sold as a group in a single transaction. By June 30, 2006, the Company expected the three mills to be sold in two separate transactions: one transaction resulting in a loss and the other transaction expected to result in a gain that will offset the loss. As of June 30, 2006, the Company continued to evaluate the impairment of the coated paperboard mills as a group since neither of the two transactions had been completed and some uncertainties existed. Subsequent to the issuance of the original June 30, 2006 10-Q filing, the Company reevaluated the impairment calculation and determined that the three mills should have been evaluated as two separate disposal groups since, as of June 30, 2006, the Company expected the mills to be sold in two separate transactions. This revised impairment evaluation resulted in a pre-tax, noncash impairment charge of $12.2 million which will be reflected in the results of discontinued operations during the three and six-month periods ended June 30, 2006. The restatement will be effected through the filing of an amendment on Form 10-Q/A as soon as practicable.

The Company’s management and the Audit Committee of its board of directors discussed the restatement and the related accounting issues with its independent auditors.

Item 9.01	Financial Statements and Exhibits.

The following exhibit is filed herewith:

(d)	Exhibits

Exhibit No.	Description
99.1	Press release dated November 3, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2006

CARAUSTAR INDUSTRIES, INC.

By:	/s/ Ronald J. Domanico
Ronald J. Domanico
Senior Vice President and Chief Financial Officer